UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

BELLA VIAGGIO, INC.

(Exact name of registrant as specified in its charter)

NEVADA	38-3759675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 58th Avenue, Suite 107

Vero Beach, Florida 32966

(Address of principal executive offices, including zip code)

 (772) 266-5554  (772) 266-5554

(Registrant's telephone number, including area code)

Genesis Corporate Development, LLC

1500 Cliff Branch Drive

Henderson, Nevada 89014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Commencing with the Annual Report on Form 10K filed for the Year Ended December 31, 2007 and continuing with all subsequent filings with the Securities and Exchange Commission, the Company has checked the box indicating that it is a Shell Company as defined in Rule 12b-2 of the Exchange Act.

Though we are a Development Stage Enterprise and we have limited assets and liabilities, we are not a shell company. We are a development stage company with a specific business plan. Management has spent considerable time as well as personal and company resources in pursuit of the implementation of its business plan. Therefore, we maintain that the checking of the box on past filings were not only unnecessary. In the future, the Company will no longer check the box indicating shell status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009	Bella Viaggio, Inc.

	By:	/s/ Ronald Davis
Ronald Davis –President and Director